Exhibit 10.1
FIRST AMENDMENT
TO
OMNIBUS AGREEMENT
     This First Amendment to Omnibus Agreement (this “Amendment”) is entered into on, and effective as of, July 9, 2007, and is by and among Universal Compression Holdings, Inc., a Delaware corporation (“UCH”), Universal Compression, Inc., a Texas corporation (“UCI”), UCO GP, LLC, a Delaware limited liability company (“UCO LLC”), UCO General Partner, L.P., a Delaware limited partnership (the “General Partner”), Universal Compression Partners, L.P., a Delaware limited partnership (the “Partnership”) and UCLP Operating LLC, a Delaware limited liability company (formerly UC Operating Partnership, L.P., a Delaware limited partnership) (the “Operating Company”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”
RECITALS
     A. The Parties, together with UCLP OLP GP LLC, a Delaware limited liability company (“OLP GP”), entered into that certain Omnibus Agreement dated as of October 20, 2006 (the “Omnibus Agreement”) (capitalized terms used but not defined herein shall have the meaning given thereto in the Omnibus Agreement).
     B. As a result of a reorganization that occurred on June 29, 2007 (the “Reorganization”), UC Operating Partnership, L.P., a Delaware limited partnership (“OLP”), was merged with and into the Operating Company, and OLP GP was dissolved.
     C. The Parties desire to amend Section 3.2(a) of the Omnibus Agreement to (i) increase the maximum selling, general and administrative costs that may be allocated to the Partnership to take into account the contribution of certain compression equipment and compression services agreements (the “New Assets”) to the Partnership in the transaction (the “Transaction”) set forth in that certain Amended and Restated Contribution, Conveyance and Assumption Agreement by and among UCI, the Partnership and the other parties thereto, dated as of July 6, 2007 (the “Contribution Agreement”), (ii) clarify that the SG&A Limit shall only be reduced by cash selling, general and administrative costs incurred directly by the Partnership Group during the applicable period and (iii) reflect the results of the Reorganization.
     D. The Parties desire to amend Section 3.2(b) of the Omnibus Agreement to increase the maximum Cost of Sales per Average Horsepower that may be allocated to the Partnership Group to take into account the New Assets.
     E. The Conflicts Committee of the Board of Directors of UCO LLC has approved the form, terms and substance of this Amendment in accordance with the requirements set forth in Sections 3.2(a) and (b) of the Omnibus Agreement.
     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledge, the Parties hereby agree as follows:

     1. Omnibus Agreement Amendment.
     (a) The Omnibus Agreement is hereby amended by replacing Section 3.2(a) in its entirety with the following:
“Notwithstanding Section 3.1, the amount that the UCH Entities are entitled to receive from the Partnership Group pursuant to Section 3.1 for selling, general and administrative costs during any particular quarter commencing with the quarter in which the Transaction is consummated during the Limit Period shall not exceed $4.75 million (the “SG&A Limit”); provided, that with respect to the quarter during which the Transaction is consummated, it means the sum of (i) the product of $2.5 million multiplied by a fraction of which the numerator is the number of days in such period prior to consummation of the Transaction and of which the denominator is 91 or 92 as applicable and (ii) the product of $4.75 million multiplied by a fraction of which the numerator is the number of days in such period on and after consummation of the Transaction and of which the denominator is 91 or 92 as applicable. The SG&A Limit shall be reduced by any cash selling, general and administrative costs incurred directly by the Partnership Group during the applicable period. In the event that during the Limit Period the Partnership Group makes any additional acquisitions of assets or businesses or the business of the Partnership Group otherwise expands after consummation of the Transaction, then the Parties shall negotiate in good faith any appropriate increase in the SG&A Limit in order to account for any adjustments in the nature and extent of the selling, general and administrative services provided by the UCH Entities to the Partnership Group, with any such increase in the SG&A Limit subject to the approval of the Conflicts Committee.”
     (b) The Omnibus Agreement is hereby amended by replacing Section 3.2(b) in its entirety with the following:
“Notwithstanding Section 3.1, the amount that the UCH Entities are entitled to receive from the Partnership Group pursuant to Section 3.1 for Cost of Sales during any particular quarter during the Limit Period shall not exceed $18.00 times the Average Horsepower of the Partnership Group during such quarter (the “Cost of Sales Limit”). The Cost of Sales Limit shall be reduced by any Cost of Sales incurred directly by the Partnership Group during the applicable period. In the event that during the Limit Period the Partnership Group makes any additional acquisitions of assets or businesses or the business of the Partnership Group otherwise expands after the Closing Date, then the Parties shall negotiate in good faith any appropriate increase in the Cost of Sales Limit in order to account for any adjustments in the Cost of Sales of the Partnership Group (on a per horsepower basis) as a result of such acquisition or expansion, with any such increase in the Cost of Sales Limit subject to the approval of the Conflicts Committee.”
     (c) The Omnibus Agreement is hereby amended by replacing all references to the OLP with references to the Operating Company, and by deleting all references to OLP GP.

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     2. Acknowledgement. Except as amended hereby, the Omnibus Agreement shall remain in full force and effect as previously executed, and the Parties hereby ratify the Omnibus Agreement as amended hereby.
     3. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered (including by facsimile) to the other Parties.

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     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

UNIVERSAL COMPRESSION HOLDINGS, INC.

By:	/s/ J. Michael Anderson

Name:	J. Michael Anderson
Title:	Senior Vice President

UNIVERSAL COMPRESSION, INC.

By:	/s/ J. Michael Anderson

Name:	J. Michael Anderson
Title:	Senior Vice President

UCO GP, LLC

By:	/s/ J. Michael Anderson

Name:	J. Michael Anderson
Title:	Senior Vice President

UCO GENERAL PARTNER, LP
By:	UCO GP, LLC, its general partner

By:	/s/ J. Michael Anderson

Name:	J. Michael Anderson
Title:	Senior Vice President

UNIVERSAL COMPRESSION PARTNERS, L.P.

By:	UCO GENERAL PARTNER, LP, its general partner

By:	UCO GP, LLC, its general partner

By:	/s/ J. Michael Anderson

Name:	J. Michael Anderson
Title:	Senior Vice President

UCLP OPERATING LLC

By:	UNIVERSAL COMPRESSION PARTNERS, L.P., its sole member

By:	UCO GENERAL PARTNER, LP, its general partner

By:	UCO GP, LLC, its general partner

By:	/s/ J. Michael Anderson

Name:	J. Michael Anderson
Title:	Senior Vice President